UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2009
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 314-633-7100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2009, the Compensation and Stock Option Committee of the Board of Directors (the “Compensation Committee”) of Panera Bread Company (the “Company”) amended the Company’s 2005 Long Term Incentive Plan (“LTIP”), a sub-plan under the Company 2006 Stock Incentive Plan, to permit the Company to grant stock settled appreciation rights (“SSAR”) under the LTIP Choice Awards and to clarify that the Compensation Committee may consider the Company’s performance relative to the performance of its peers in determining the payout of LTIP Performance Awards. The Compensation Committee also adopted a form of SSAR agreement for use in the grant of SSARs under the LTIP.
The foregoing summary description of the amendments to the Company’s LTIP and the form of SSAR agreement under the LTIP is qualified in its entirety by the complete text of the LTIP, as amended, and the form of SSAR agreement, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
No.	Description
10.1	2005 Long-Term Incentive Plan, as amended
10.2	Form of Stock Settled Appreciation Rights Agreement under 2005 Long-Term Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
Date: July 29, 2009	By:	/s/ Jeffrey W. Kip
		Name:	Jeffrey W. Kip
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	2005 Long-Term Incentive Plan, as amended
10.2	Form of Stock Settled Appreciation Rights Agreement under 2005 Long-Term Stock Incentive Plan